Explanatory Note

APERION BIOLOGICS, INC. has prepared and filed this Amendment No. 8 to Form 1-A pursuant to Rule 252(f)(1)(iii) of Regulation A solely for the purpose of filing a revised Exhibit 8.1 and to include the appropriate signature pages to the filing.

PART III –EXHIBITS

Index to Exhibits

Exhibit	Description of Document
1.1	Form of Underwriting Agreement+
2.1	Amended and Restated Certificate of Incorporation of the Issuer, as currently in effect+
2.2	Second Amended and Restated Certificate of Incorporation, as in effect following the offering+
2.3	Bylaws of the Issuer, as currently in effect+
2.4	Amended and Restated Bylaws, as in effect following the offering+
2.5	Certificate of Amendment+
3.1	Second Amended and Restated Investors’ Rights Agreement+
3.2	Form of Convertible Promissory Note+ (previously filed as Exhibit 3.3)
3.3	Form of Warrant to purchase Preferred Stock of the Company+ (previously filed as Exhibit 3.5)
3.4	Form of Warrant to purchase Common Stock of the Company+ (previously filed as Exhibit 3.6)
3.5	Form of Underwriter’s Warrant to Purchase Common Stock of the Company+
3.6	Form of Amendment to Convertible Promissory Note+
3.7	Amendment to Second Amended and Restated Investors’ Rights Agreement+
6.1	License Agreement dated January 8, 2009 between the Company and The Curators of the University of Missouri+†
6.2	Letter Agreement dated December 23, 2013 by and among the Company, CrossCart LLC and Dr. Kevin R. Stone+
6.3	Aperion Management Retention Plan+
6.4	Aperion Amended and Restated Management Retention Plan+
6.5	Lease Agreement dated December 17, 2008 by and among the Company and Titan Mac Fund I, LP, as amended on June 21, 2012+
6.6	Independent Consultant Agreement effective September 1, 2008 between the Company and David Coke+
6.7	2008 Stock Option/Stock Issuance Plan+
6.8	Transaction Bonus Forfeiture Agreement by and between the Company and David W. Anderson+
6.9	Transaction Bonus Forfeiture Agreement by and between the Company and Alfred G. Holcomb+
6.10	Omnibus Amendment to Warrants by and between the Company and CrossCart, LLC+
6.11	Omnibus Amendment to Warrants by and between the Company and Kevin Stone, MD+
6.12	Omnibus Amendment to Convertible Promissory Notes by and between the Company and CrossCart, LLC+
6.13	Employment Agreement by and between the Company and Daniel R. Lee+
6.14	Royalty Right and Transaction Bonus Forfeiture Agreement by and among the Company, Dr. Kevin Stone and CrossCart LLC, dated September 10, 2015+
6.15	Form of Demand Promissory Note issued to CrossCart LLC+ (previously filed as Exhibit 3.2)
6.16	Line of Credit Note issued to CrossCart LLC+ (previously filed as Exhibit 3.4)
6.17	2015 Equity Incentive Plan+
6.18	Form of Letter to Directors regarding Deferred Fees+
6.19	Form of Indemnification Agreement+
6.20	Aperion Non-Employee Director Compensation Program+
8.1	Escrow Agreement (replacing Exhibit 8.1 previously filed)
10.1	Power of Attorney+
11.1	Consent of Marcum LLP+
12.1	Opinion of Morgan, Lewis & Bockius LLP+
13.1	Testing the water materials (slide deck)+ (supersedes Exhibit 13.1 of Form 1-A filed on September 22, 2015)
13.2	Testing the water materials (WRC Website)+

13.3	Testing the water materials (Crystal Summary)+
13.4	Testing the water materials (Online Advertisement)+
13.5	Testing the water materials (Tear Sheet)+

*	To be filed by amendment
†	Confidential treatment has been requested for certain information contained in this document. Such information has been omitted and filed separately with the Commission
+	Previously filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Antonio, Texas on December 16, 2015.

APERION BIOLOGICS, INC.

By:	/s/ Daniel R. Lee
	Name:	Daniel R. Lee
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Offering Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Daniel R. Lee	Chief Executive Officer and Director	December 16, 2015
Daniel R. Lee	(Principal Executive Officer)

/s/ David Cocke	Chief Financial Officer	December 16, 2015
David Cocke	(Principal Financial Officer and Principal Accounting Officer)

*	Director	December 16, 2015
France Dixon Helfer

*	Director	December 16, 2015
Alfred Holcomb

*	Director	December 16, 2015
Kevin R. Stone, M.D.

*	Director	December 16, 2015
Mike Ward

*	Director	December 16, 2015
David Anderson

*	/s/ Daniel R. Lee
Daniel R. Lee
Attorney-in-fact

III-2